                                                                  EXHIBIT 4.3(f)

                      AMENDMENT TO NOTE PURCHASE AGREEMENT


         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into as of the 29th day of July, 1997 by and between ATMOS ENERGY CORPORATION, a Texas corporation ("Borrower"), and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Purchaser entered into that certain Note Purchase Agreement dated as of December 21, 1987, as amended by four Amendments to Note Purchase Agreement dated October 11, 1989, November 12, 1991, December 22, 1993 and December 20, 1994 (such Note Purchase Agreement as amended being hereinafter referred to as the "Agreement"), pursuant to which Borrower sold to Purchaser certain of its 8.94% Senior Notes in an aggregate principal amount of $8,750,000 and certain of its 11.20% Senior Notes in an aggregate principal amount of $17,500,000; and

         WHEREAS, Borrower and Purchaser now desire to amend the Agreement in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.02 of the Agreement shall be, and hereby is, amended by adding the following definitions therein:

                 "Twenty-Second Supplemental Indenture" means that certain Twenty-Second Supplemental Indenture dated as of July 29, 1997 between


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
                 Borrower and First Trust National Association (as successor to Bank of America Illinois, Continental Bank, N.A., and City National Bank and Trust Company of Chicago) and Russell C. Bergman (as successor to M.J. Kruger and R. Emmett Hanley).

                 "United Cities Indenture" means the Indenture of Mortgage dated as of July 15, 1959 between United Cities Gas Company and City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, as supplemented by the First through Twenty-Second Supplemental Indentures thereto (the obligations of United Cities Gas Company and its successors under the United Cities Indenture and under the bonds issued pursuant thereto having been assumed by the Company under the Twenty-Second Supplemental Indenture).

         2. Paragraph (B) of Section 4.10(b) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

                 (B) Liens existing on any real property (including leaseholds) and fixtures thereon (and in the cases of the Liens of the Greeley Indenture and United Cities Indenture, other property covered by the Greeley Indenture as specifically limited by the Tenth Supplemental Indenture or by the United Cities Indenture as specifically limited by the Twenty-Second Supplemental Indenture) at the time of acquisition of such property by Borrower or by such Subsidiary through a merger or consolidation permitted under Section 4.04 above, whether or not assumed, or on any such property of a Subsidiary at the time such Subsidiary is acquired by Borrower or another Subsidiary in an acquisition permitted under
                 Section 4.15; provided that every such Lien described in this clause (B) shall apply and attach only to the specific items of property originally subject thereto and fixed improvements constructed thereon (and including repairs thereto and replacements thereof) and any extensions located in the States of Colorado, Kansas, or Missouri of the former Greeley Gas Company system with respect to the Lien of the Greeley Indenture or extensions located in the States of Georgia, Illinois, Iowa, Kansas, Kentucky, Missouri, North Carolina, South Carolina, Tennessee, or Virginia of the former United Cities Gas Company system with respect to the Lien of the United Cities Indenture and shall not extend to any other assets or property whatsoever (including, without limitation, to any property or assets of the acquiring entity or of the other corporation or corporations which are party to the merger





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
                 or consolidation), other than such assets of the acquired company for so long as the acquired company shall remain a separate corporate entity; and provided further that at no time shall the aggregate principal amount of all Debt secured by Liens described in this clause (B), including without limitation the Liens of the Greeley Indenture and United Cities Indenture, exceed 55% of the aggregate cost (including the secured Debt) or fair value (without deducting the secured
                 Debt), whichever is less, of the assets subject thereto (with the lower of cost or fair value to be determined separately with respect to each such asset);

         3. Except to the extent amended or modified herein, the Agreement is, and shall continue, in full force and effect in accordance with the terms and provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Purchase Agreement effective as of the date first written above.


ATMOS ENERGY CORPORATION               JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY


By: /s/ LARRY J. DAGLEY                By: /s/ MARILYN O. BOSS
    -------------------                    -------------------
    Larry J. Dagley                    Printed/Typed Name: Marilyn O. Boss
    Executive Vice President and       Title: Investment Officer
    Chief Financial Officer





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                                                                  EXHIBIT 4.3(f)

                      AMENDMENT TO NOTE PURCHASE AGREEMENT


         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into as of the 29th day of July, 1997 by and between ATMOS ENERGY CORPORATION (formerly Energas Company), a Texas corporation ("Borrower"), and MELLON BANK N.A., TRUSTEE UNDER MASTER TRUST AGREEMENT OF AT&T CORPORATION DATED JANUARY 1, 1984 FOR EMPLOYEE PENSION PLANS - AT&T - JOHN HANCOCK - PRIVATE PLACEMENT ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Purchaser entered into that certain Note Purchase Agreement dated as of December 21, 1987, as amended by four Amendments to Note Purchase Agreement dated October 11, 1989, November 12, 1991, December 22, 1993 and December 20, 1994 (such Note Purchase Agreement as amended being hereinafter referred to as the "Agreement"), pursuant to which Borrower sold to Purchaser certain of its 8.94% Senior Notes in an aggregate principal amount of $1,250,000 and certain of its 11.20% Senior Notes in an aggregate principal amount of $2,500,000; and

         WHEREAS, Borrower and Purchaser now desire to amend the Agreement in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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
         1. Section 1.02 of the Agreement shall be, and hereby is, amended by adding the following definitions therein:

                 "Twenty-Second Supplemental Indenture" means that certain Twenty-Second Supplemental Indenture dated as of July 29, 1997 between Borrower and First Trust National Association (as successor to Bank of America Illinois, Continental Bank, N.A., and City National Bank and Trust Company of Chicago) and Russell C. Bergman (as successor to M.J. Kruger and R. Emmett Hanley).

                 "United Cities Indenture" means the Indenture of Mortgage dated as of July 15, 1959 between United Cities Gas Company and City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, as supplemented by the First through Twenty-Second Supplemental Indentures thereto (the obligations of United Cities Gas Company and its successors under the United Cities Indenture and under the bonds issued pursuant thereto having been assumed by the Company under the Twenty-Second Supplemental Indenture).

         2. Paragraph (B) of Section 4.10(b) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

                 (B) Liens existing on any real property (including leaseholds) and fixtures thereon (and in the cases of the Liens of the Greeley Indenture and United Cities Indenture, other property covered by the Greeley Indenture as specifically limited by the Tenth Supplemental Indenture or by the United Cities Indenture as specifically limited by the Twenty-Second Supplemental Indenture) at the time of acquisition of such property by Borrower or by such Subsidiary through a merger or consolidation permitted under Section 4.04 above, whether or not assumed, or on any such property of a Subsidiary at the time such Subsidiary is acquired by Borrower or another Subsidiary in an acquisition permitted under
                 Section 4.15; provided that every such Lien described in this clause (B) shall apply and attach only to the specific items of property originally subject thereto and fixed improvements constructed thereon (and including repairs thereto and replacements thereof) and any extensions located in the States of Colorado, Kansas, or Missouri of the former Greeley Gas Company system with respect to the Lien of the Greeley Indenture or extensions located in the States of Georgia, Illinois,





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
                 Iowa, Kansas, Kentucky, Missouri, North Carolina, South Carolina, Tennessee, or Virginia of the former United Cities Gas Company system with respect to the Lien of the United Cities Indenture and shall not extend to any other assets or property whatsoever (including, without limitation, to any property or assets of the acquiring entity or of the other corporation or corporations which are party to the merger or consolidation), other than such assets of the acquired company for so long as the acquired company shall remain a separate corporate entity; and provided further that at no time shall the aggregate principal amount of all Debt secured by Liens described in this clause (B), including without limitation the Liens of the Greeley Indenture and United Cities Indenture, exceed 55% of the aggregate cost (including the secured Debt) or fair value (without deducting the secured Debt), whichever is less, of the assets subject thereto (with the lower of cost or fair value to be determined separately with respect to each such asset);

         3. Except to the extent amended or modified herein, the Agreement is, and shall continue, in full force and effect in accordance with the terms and provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Purchase Agreement effective as of the date first written above.


ATMOS ENERGY CORPORATION                  MELLON BANK N.A., TRUSTEE UNDER
                                          MASTER TRUST AGREEMENT OF AT&T
                                          CORPORATION DATED JANUARY 1, 1984
By: /s/ LARRY J. DAGLEY                   FOR EMPLOYEE PENSION PLANS - AT&T
    -------------------                   - JOHN HANCOCK - PRIVATE PLACE-
    Larry J. Dagley                       MENT (AS DIRECTED BY JOHN
    Executive Vice President and          HANCOCK MUTUAL LIFE INSURANCE
    Chief Financial Officer               COMPANY)

                                          By: /s/ SUSAN G. TESTA
                                              --------------------
                                          Printed/Typed Name: Susan G. Testa
                                          Title: Trust Officer






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